Exhibit 99.1

Contact:

Ron Parham

Sr. Director of Investor Relations

& Corporate Communications

Columbia Sportswear Company

(503) 985-4584

rparham@columbia.com

COLUMBIA SPORTSWEAR COMPANY REPORTS RECORD FIRST QUARTER;

NET SALES GREW 13 PERCENT; OPERATING INCOME UP 24 PERCENT;

NET INCOME UP 19 PERCENT; RAISES 2015 FINANCIAL OUTLOOK

First Quarter 2015 Highlights:

•

Net sales increased $54.9 million, or 13 percent, to a first-quarter record $479.0 million, including $37.1 million of incremental prAna brand sales and a 4 percentage point negative effect from changes in currency exchange rates.

•	Operating income increased 24 percent to a first-quarter record $44.1 million.
•	Operating margin expanded 80 basis points to 9.2 percent.
•	Net income increased 19 percent to a first-quarter record $26.5 million, or $0.37 per diluted share.
•	The board of directors approved a quarterly dividend of $0.15 per share, payable June 4, 2015 to shareholders of record on May 21, 2015.

Fiscal Year 2015 Outlook Raised to Anticipate:

•	High single-digit net sales growth, including approximately 4 percentage points of negative effects from changes in currency exchange rates;
•	Mid-teen percentage growth in operating income, resulting in full year operating margin of approximately 10.2 percent of net sales;
•	Net income between $154 million and $161 million, or $2.15 to $2.25 per diluted share.

(Note: All per-share amounts have been adjusted to reflect the 2-for-1 stock split completed on September 26, 2014.)

PORTLAND, Ore. — April 30, 2015 — Columbia Sportswear Company (NASDAQ: COLM), today announced record first quarter net sales of $479.0 million, an increase of $54.9 million, or 13 percent, compared with first quarter 2014 net sales of $424.1 million, including a 4 percentage point negative effect from changes in currency exchange rates. The prAna brand, which the company acquired on May 30, 2014, contributed $37.1 million of incremental net sales during the quarter. First quarter 2015 operating income increased 24 percent to $44.1 million, equating to 9.2 percent operating margin, and net income totaled $26.5 million, or $0.37 per diluted share, an increase of 19 percent compared with first quarter 2014 net income of $22.3 million, or $0.32 per diluted share.

Tim Boyle, Columbia’s chief executive officer, commented, “2015 is off to a strong start, building on the momentum we created in 2014 behind the Columbia, Sorel and prAna brands. We are experiencing exceptional sell-through in North America through the first half of the spring season and our European business has returned to growth. Sorel is poised for a very strong second half and full year net sales of more than $200 million, while prAna remains on pace to deliver annualized growth of more than 20 percent.”

Boyle concluded, “Our strong balance sheet is enabling us to invest in our expanded portfolio of active brands, while we continue transforming our global operations to fuel and support sustainable, profitable growth. Based on our solid first quarter results, the strengthening of Fall advance orders in North America and Europe, and the momentum behind our direct-to-consumer platform, we are raising our full year outlook and now expect to return to double-digit operating margin for the full year.”

First Quarter Results

(All comparisons are between first quarter 2015 and first quarter 2014, unless otherwise noted.)

Consolidated net sales increased 13 percent to $479.0 million compared with net sales of $424.1 million for the same period in 2014, including incremental prAna brand sales of $37.1 million. Changes in currency exchange rates had a 4 percentage point negative effect on the net sales comparison.

First quarter U.S. net sales increased $42.6 million, or 18 percent, including $30.8 million of incremental prAna net sales. Net sales in Canada increased $7.4 million, or 28 percent, including $4.0 million of incremental prAna net sales and a 12 percentage point negative effect from changes in currency exchange rates. Latin America/Asia Pacific (LAAP) region net sales decreased $3.7 million, or 3 percent, including a 6 percentage point negative effect from changes in currency exchange rates. Europe/Middle East/Africa (EMEA) region net sales increased $8.6 million, or 22 percent, including $2.0 million of incremental prAna net sales and a 15 percentage point negative effect from changes in foreign currency exchange rates. (See “Geographical Net Sales” table below.)

Columbia brand net sales increased $25.0 million, or 7 percent, to $401.0 million. Sorel brand net sales increased $0.5 million, or 4 percent, to $13.4 million. Mountain Hardwear net sales decreased $7.3 million, or 23 percent, to $25.1 million. Incremental prAna net sales totaled $37.1 million. (See “Brand Net Sales” table below.)

Apparel, Accessories & Equipment net sales increased $45.6 million, or 13 percent, to $399.3 million, and Footwear net sales increased $9.3 million, or 13 percent, to $79.7 million. (See “Categorical Net Sales” table below.)

First quarter operating income increased 24 percent to a first-quarter record $44.1 million, or 9.2 percent of net sales, compared with $35.5 million, or 8.4 percent of net sales, in the first quarter of 2014. First quarter net income totaled $26.5 million, or $0.37 per diluted share. Net income for the same period in 2014 totaled $22.3 million, or $0.32 per diluted share. The effective income tax rate in the first quarter of 2015 was 33.6 percent, compared to 32.6 percent in the first quarter of 2014.

Balance Sheet and Cash Flow

The company generated $28.7 million in operating cash flow and finished the quarter with $454.5 million in cash and short-term investments, compared with $567.6 million at March 31, 2014.

Consolidated inventories of $363.7 million at March 31, 2015 were $73.5 million, or 25 percent, higher compared with the $290.2 million balance at March 31, 2014. Excluding approximately $18.3 million of incremental prAna brand inventory, consolidated inventories at March 31, 2015 increased $55.2 million, or 19 percent. The vast majority of inventory growth at March 31, 2015 was concentrated in North America, commensurate with stronger wholesale orders and the company’s expanding direct-to-consumer business. Approximately two-thirds of this growth represented Fall 2015 inventory that was in-transit or on-hand to meet earlier requested delivery of increased Fall 2015 advance wholesale orders, to support our expanded North American direct-to-consumer business, and to compensate for longer transit times resulting from the West Coast port congestion.

Dividend

The board of directors authorized a regular quarterly dividend of $0.15 per share, payable on June 4, 2015 to shareholders of record on May 21, 2015.

Upward-Revised 2015 Financial Outlook

All projections related to anticipated future results are forward-looking in nature and are subject to risks and uncertainties that may cause actual results to differ, perhaps materially.

The company continues to expect high single-digit 2015 net sales growth (low teen growth on a constant-dollar basis) compared to 2014 net sales of $2.1 billion.

The company expects fiscal year 2015 gross margins to improve by approximately 50 basis points, and selling, general and administrative expenses to increase at a rate slightly lower than anticipated sales growth, generating approximately 25 basis points of operating expense leverage.

Based on the above assumptions, the company expects mid-teen percentage growth in operating income, to between $223 million and $234 million, resulting in operating margin of approximately 10.2 percent, compared with operating income of $198.8 million and operating margin of 9.5 percent in 2014. The company expects net income after non-controlling interest of approximately $154 million to $161 million, or approximately $2.15 to $2.25 per diluted share, compared with $137.2 million, or $1.94 per diluted share, in 2014. This outlook includes an estimated unfavorable impact of approximately $0.14 per diluted share from the stronger U.S. Dollar, comprising lower gross margins within our foreign subsidiaries as a result of increased costs of inventory and, to a lesser degree, the translation of net income.

In addition, the second quarter is the company’s lowest net sales volume quarter. As a result, changes in the timing of shipments and incremental fixed operating costs can have an amplified effect on operating income. The company currently anticipates approximately 7.0 to 8.0 percent growth in first-half 2015 operating income, representing operating margin comparable to the 2.5 percent operating margin achieved in the first half of 2014. In addition, the company is planning a first-half 2015 effective tax rate of approximately 36 percent, compared with an effective tax rate of approximately 6 percent in the first half 2014, which included a non-recurring tax benefit of $5.6 million, or $0.08 per diluted share. As a result of the higher anticipated effective tax rate, coupled with approximately $2.0 million of non-operating foreign currency losses incurred in the first quarter of 2015, first-half 2015 net income is expected to be between $7.0 million to $10.0 million, or $0.10 to $0.14 per diluted share, compared to first-half 2014 net income of $15.9 million, or $0.23 per diluted share.

CFO’s Commentary on First Quarter 2015 Results and Upward Revised 2015 Outlook Available Online

At approximately 4:15 p.m. ET today, a detailed commentary by Tom Cusick, executive vice president and chief financial officer, reviewing the company’s first quarter 2015 financial results and upward-revised 2015 outlook will be furnished to the SEC on Form 8-K and published on the company’s website at http://investor.columbia.com/results.cfm. Analysts and investors are encouraged to review this commentary prior to participating in the conference call.

Conference Call

The company will host a conference call on Thursday, April 30, 2015 at 5:00 p.m. ET to review its first quarter financial results and upward-revised 2015 outlook. Dial 877-407-9205 to participate. The call will also be webcast live on the Investor Relations section of the Company’s website at http://investor.columbia.com where it will remain available until approximately April 29, 2016.

About Columbia Sportswear

Columbia Sportswear Company has assembled a portfolio of brands for active lives, making it a leader in the global active lifestyle apparel, footwear, accessories and equipment industry. Founded in 1938 in

Portland, Oregon, the company’s brands are today sold in approximately 100 countries. In addition to the Columbia® brand, Columbia Sportswear Company also owns the Mountain Hardwear®, Sorel®, prAna®, Montrail® and OutDry® brands. To learn more, please visit the company's websites at www.columbia.com, www.mountainhardwear.com, www.sorel.com, www.prana.com,  www.montrail.com, and www.outdry.com.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws, including statements regarding anticipated results, net sales and net sales growth, gross margins, operating expenses and leverage, earnings per share, operating income, operating margins, foreign currency hedge rates and translation effects, tax rates, expectations regarding growth in the Columbia, Sorel and prAna brands, projected growth in North American, and net income.  Forward-looking statements often use words such as “will,” “anticipate,” “estimate,” “expect,” “should,” and “may” and other words and terms of similar meaning or reference future dates. The company’s expectations, beliefs and projections are expressed in good faith and are believed to have a reasonable basis; however, each forward-looking statement involves a number of risks and uncertainties, including those set forth in this document, those described in the company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the heading “Risk Factors,” and those that have been or may be described in other reports filed by the company, including reports on Form 8-K.  Potential risks and uncertainties that may affect our future revenues, earnings and performance and could cause the actual results of operations or financial condition of the company to differ materially from the anticipated results expressed or implied by forward-looking statements in this document include: our ability to realize the forecasted benefits of the prAna acquisition; labor strikes or work delays at ports, causing disruption to our ability to timely import products; loss of key customer accounts; our ability to effectively implement IT infrastructure and business process initiatives; the effects of unseasonable weather; unfavorable economic conditions generally, the financial health of our customers, and changes in the level of consumer spending and apparel preferences; changes in international, federal or state tax policies and rates; risks inherent in doing business in foreign markets; our ability to attract and retain key employees; higher than expected rates of order cancellations; increased consolidation of our retail customers; our ability to effectively source and deliver our products to customers in a timely manner; unforeseen increases and volatility in the cost of raw materials; our reliance on product innovations; our dependence on independent manufacturers and suppliers and our ability to source finished products and components at competitive prices from them; the effectiveness of our sales and marketing efforts; intense competition in the industry; unanticipated business disruptions and acts of terrorism, cyberattacks, or military activities around the globe; and our ability to establish and protect our intellectual property.  The company cautions that forward-looking statements are inherently less reliable than historical information.  The company does not undertake any duty to update any of the forward-looking statements after the date of this document to conform them to actual results or to reflect changes in events, circumstances or its expectations.  New factors emerge from time to time and it is not possible for the company to predict or assess the impact of all such factors or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

- Financial tables follow-

COLUMBIA SPORTSWEAR COMPANY

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	March 31,
	2015	2014
Current Assets:
Cash and cash equivalents	$401,604	$528,038
Short-term investments	52,938	39,537
Accounts receivable, net	251,702	249,115
Inventories	363,656	290,196
Deferred income taxes	54,708	50,496
Prepaid expenses and other current assets	47,502	34,810
Total current assets	1,172,110	1,192,192

Property, plant and equipment, net	283,091	282,290
Intangibles and other non-current assets	233,872	75,047
Total assets	$1,689,073	$1,549,529

Current Liabilities:
Accounts payable	$144,488	$104,863
Accrued liabilities	97,948	95,119
Income taxes payable	6,889	6,088
Deferred income taxes	121	65
Total current liabilities	249,446	206,135

Note payable to related party	15,743	15,699
Other long-term liabilities	49,449	53,004

Equity:
Columbia Sportswear Company shareholders' equity	1,361,329	1,266,322
Non-controlling interest	13,106	8,369
Total equity	1,374,435	1,274,691

Total liabilities and equity	$1,689,073	$1,549,529

COLUMBIA SPORTSWEAR COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2015	2014
Net sales	$478,982	$424,084
Cost of sales	250,208	226,998
Gross profit	228,774	197,086
	47.8%	46.5%

Selling, general and administrative expenses	186,502	163,359
Net licensing income	1,850	1,724
Income from operations	44,122	35,451

Interest income, net	377	239
Interest expense on note payable to related party	(274)	(210)
Other non-operating expense	(2,196)	(356)
Income before income tax	42,029	35,124

Income tax expense	(14,110)	(11,448)
Net income	27,919	23,676
Net income attributable to non-controlling interest	1,448	1,421
Net income attributable to Columbia Sportswear Company	$26,471	$22,255

Earnings per share attributable to Columbia Sportswear Company:
Basic	$0.38	$0.32
Diluted	0.37	0.32
Weighted average shares outstanding:
Basic	70,080	69,418
Diluted	71,010	70,390

COLUMBIA SPORTSWEAR COMPANY

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$27,919	$23,676
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,936	10,252
Loss on disposal of property, plant and equipment	395	185
Deferred income taxes	7,319	4,399
Stock-based compensation	2,946	2,577
Excess tax benefit from employee stock plans	(5,213)	(2,557)
Changes in operating assets and liabilities:
Accounts receivable	85,527	57,763
Inventories	14,680	39,031
Prepaid expenses and other current assets	(8,929)	(1,921)
Other assets	(807)	382
Accounts payable and accrued liabilities	(101,184)	(90,517)
Income taxes payable	(8,675)	(621)
Other liabilities	793	847
Net cash provided by operating activities	28,707	43,496

CASH FLOWS FROM INVESTING ACTIVITIES:
Net sales (purchases) of short-term investments	(25,796)	52,412
Capital expenditures	(15,467)	(17,763)
Proceeds from sale of property, plant, and equipment	69	16
Net cash provided by (used in) investing activities	(41,194)	34,665

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from credit facilities	60	-
Repayments on credit facilities	(60)	-
Proceeds from issuance of common stock under employee stock plans	11,101	11,168
Tax payments related to restricted stock unit issuances	(4,440)	(2,791)
Excess tax benefit from employee stock plans	5,213	2,557
Proceeds from related party note payable	-	16,072
Cash dividends paid	(10,557)	(9,762)
Net cash provided by financing activities	1,317	17,244

NET EFFECT OF EXCHANGE RATE CHANGES ON CASH	(784)	(4,856)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(11,954)	90,549

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	413,558	437,489
CASH AND CASH EQUIVALENTS, END OF PERIOD	$401,604	$528,038

SUPPLEMENTAL DISCLOSURES OF NON-CASH INVESTING ACTIVITIES:
Capital expenditures incurred but not yet paid	$2,742	$1,260

COLUMBIA SPORTSWEAR COMPANY

(In millions, except percentage changes)

(Unaudited)

	Three Months Ended March 31,
	2015	2014	% Change

Geographical Net Sales:
United States	$283.8	$241.2	18%
LAAP	113.1	116.8	(3)%
EMEA	47.8	39.2	22%
Canada	34.3	26.9	28%
Total	$479.0	$424.1	13%

Brand Net Sales:
Columbia	$401.0	$376.0	7%
Sorel	13.4	12.9	4%
Mountain Hardwear	25.1	32.4	(23)%
prAna	37.1	-	100%
Other	2.4	2.8	(14)%
Total	$479.0	$424.1	13%

Categorical Net Sales:
Apparel, Accessories and Equipment	$399.3	$353.7	13%
Footwear	79.7	70.4	13%
Total	$479.0	$424.1	13%

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